UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009 (October 13, 2009)

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10880 Wilshire Blvd., Suite 950 Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (310) 312-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INNOVATIVE CARD TECHNOLOGIES, INC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2009, the Board of Directors of Innovative Card Technologies, Inc. (the “Company”), appointed Joe Zelayeta to serve as an independent director.  For his service on the Company’s Board of Directors, Mr. Zelayeta will be entitled to compensation pursuant to the Company’s non-executive board compensation policy.

Joe Zelayeta has over 40 years of experience in the managing and commercializing of new technologies.   Since 2006, Mr. Zelayeta has been advising companies with regard to merger and acquisition activities as well as technology development.  From 1981 to 2006, he was employed by LSI Logic Corporation as part of the executive management team.  Mr. Zelayeta was a member of the Board of Directors of the Semiconductor Research Corporation (SRC) representing LSI Logic as well as a member of the Technology Strategy Committee of the Semiconductor Industry Association (SIA).  Mr. Zelayeta has a BS in Chemistry from the University of Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVATIVE CARD TECHNOLOGIES, INC.

Date: October 19, 2009	By:	/s/ Richard Nathan
Richard Nathan
Chief Executive Officer